Form of Notice of Withdrawal of Tender

Exhibit D

Notice of Withdrawal of Tender

Regarding Shares in

AIP Alternative Lending Fund P

Tendered Pursuant to the Offer to Purchase

Dated April 1, 2021

The Offer and Withdrawal Rights Will Expire at

and This Notice of Withdrawal Must Be Received by

AIP Alternative Lending Fund P by,

12:00 Midnight, Eastern Time, on May 21, 2021,

Unless the Offer Is Extended.

Complete this form only if you would like to rescind your previous Tender Request.

Complete this Notice of Withdrawal and Return or Deliver to

AIP Alternative Lending Fund P:

Overnight Delivery:	Regular Mail:
235 West Galena Street	P.O. Box 2175
Milwaukee, WI 53212	Milwaukee, WI 53201-2175

For additional information:

Phone: (800) 421-7572

Fax: (877) 839-1119

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Complete this form only if you would like to rescind your previous tender request.

Ladies and Gentlemen:

The undersigned previously tendered all or some of its shares in AIP Alternative Lending Fund P (the “Fund”) for purchase by the Fund by submitting a Letter of Transmittal Regarding Shares in the Fund Dated April 1, 2021 (the “Letter of Transmittal”).

Such tender was in the amount of:

☐	All of the undersigned’s shares.

☐	That amount of the undersigned’s shares having the following dollar value:

$                                                 .

☐	That amount of the undersigned’s shares whose value is in excess of the required minimum net initial investment applicable for the Fund.

As indicated immediately below, the undersigned hereby wishes to withdraw its tender of shares in the Fund such that:

☐	NONE of the undersigned’s shares will be purchased by the Fund.

☐	SOME of the undersigned’s shares will be purchased by the Fund and the dollar value of those shares still to be purchased by the Fund is:

$                                                 .

* NOTE: This option may be used only to decrease the dollar value of the shares to be purchased by the Fund. If an increase in the dollar value of the shares to be purchased by the Fund is indicated on this form, the Fund shall consider this form null and void and shall process the undersigned’s initial tender request as set forth in its previously submitted Letter of Transmittal.

The undersigned recognizes that, upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, all or some of the undersigned’s shares in the Fund (as indicated above) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

Account Number:

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

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SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Joint Tenant Signature if necessary	Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name of Joint Tenant	Co-signatory if necessary
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name and Title of Co-Signatory

Date:

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